Exhibit 10.1

REMARK MEDIA, INC.

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) dated as of March 30, 2015, is between Remark Media, Inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).

WHEREAS, the Purchaser desires to subscribe for, and the Company desires to issue, shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), to the Purchaser subject to the terms and conditions of this Agreement and pursuant to an effective registration statement on Form S-3 (File No. 333-202024) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, which registration statement contains the base prospectus, including all documents incorporated or deemed incorporated therein by reference, to the extent such information has not been superseded or modified, and has been supplemented by the prospectus supplement of even date herewith, including the documents incorporated by reference therein.

NOW, THEREFORE, upon the execution and delivery of this Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.           Subscription.  The Purchaser, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase the number of shares of Common Stock at the per share purchase price and aggregate purchase price (the “Subscription Amount”) as set forth on the signature page hereto (the “Shares”), and the Company, intending to be legally bound, hereby agrees to issue and sell the Shares to the Purchaser.

2.           Purchase and Sale of Shares.  The Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase, the Shares on the third day following the date hereof on which The NASDAQ Capital Market is open for trading, or such other time not later than 10 business days after such date as shall be agreed upon by the Company and the Purchaser (the “Closing”).  At the Closing, the Purchaser shall pay the aggregate purchase price by wire transfer of immediately available funds to an account designated by the Company, and the Company shall deliver instructions to the Company’s transfer agent to issue the Shares to Purchaser in book-entry form.

3.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

4.           Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

5.           Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its authorized signatory as of the date first indicated above.

PURCHASER:

By:

Name:

Purchase Price per Share: $4.00	Title:
Subscription Amount: $_____
No. of Shares: _____	Email:

Agreed and Accepted this
30th day of March, 2015:
REMARK MEDIA, INC.

By:

Name:

Title:

Subscription Amount Accepted: $_____ No. of Shares Accepted: _____
Address for Notice:

_________________________________
_________________________________
_________________________________
Telephone: ______________
Facsimile: ______________
Attention: ______________

With a Copy to (which shall not constitute notice):

_________________________________
_________________________________
_________________________________
Telephone: ______________
Facsimile: ______________
Attention: ______________